UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 8, 2016

TOWERSTREAM CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	001-33449	20-8259086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Silva Lane, Middletown, RI 02842

(Address of principal executive offices, including zip code)

(401) 848-5848

 (Registrant's telephone number, including area code)

Copies to:

Harvey Kesner, Esq.

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

Commencing November 8, 2016 Towerstream Corporation (the “Company”) entered into a series of agreements by which $5 million of the Company’s senior secured debt was cancelled.  Melody Business Finance LLC, as administrative agent to the lenders under the loan agreement entered into on October 16, 2014 by and among the Company, certain of its subsidiaries, Melody and the lenders party thereto (the “Loan Agreement”), reduced the total debt due from the Company to approximately $33.4 million after the prepayment pursuant to an amendment to the Loan Agreement (the “Amendment”) and a purchase agreement (the “Purchase Agreement”).  The balance of the senior debt matures and is due October 2019.  The Company also entered into an exchange agreement on November 9, 2016 (the “Exchange Agreement”) pursuant to which $5.5 million of debt has been exchanged for newly issued shares of Series D Convertible Preferred Stock issued by the Company and warrants to purchase 4 million shares of common stock (the “Warrants”) at an exercise price of $1.15 per share.

Each Warrant will expire five years from the date of issuance and will be exercisable six months after the date of issuance. The Warrants may be exercised on a cashless basis if there is no effective registration statement registering the shares of common stock underlying the Warrants for resale within 90 days of issuance. Otherwise, the Warrants may be exercised for cash. The exercise price shall be reduced to $1.012 per share upon the failure to timely register for resale the shares of common stock underlying the Warrants.  The Warrants also provide for certain rights upon fundamental transactions and adjustments to the exercise price of the Warrants based on stock dividends, stock splits and similar corporate actions.  The Company is prohibited from effecting the exercise of a holder’s Warrant to the extent that, as a result of such exercise, such holder would beneficially own more than 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of such Warrant.

Also on November 9, 2016, the company entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which it agreed to register for resale 150% of the shares of common stock underlying the Series D Convertible Preferred Stock and Warrants.

 Item 3.02.  Unregistered Sales of Equity Securities.

Item 1.01 is incorporated by reference, in its entirety, into this Item 3.02. The exchanges described in Item 1.01 were conducted pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended (as amended, the “Securities Act”), and the shares of Series D Convertible Preferred Stock and Warrants issuable pursuant to the Exchange Agreements have been issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act for securities exchanged by an issuer and an existing securityholder where no commission or other remuneration is paid or given directly or indirectly by the issuer for soliciting such exchange.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As contemplated by the Exchange Agreement and as approved by the Company’ Board of Directors, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Series D Certificate of Designations”). Pursuant to the Series D Certificate of Designations, the Company designated 1,000 shares of its blank check preferred stock as Series D Convertible Preferred Stock. The shares of Series D Convertible Preferred Stock are convertible into an aggregate 8,540,373 shares of common stock based on a conversion calculation per share equal to (i) 8,540.373 multiplied by the quotient of (ii) the stated value of such Series D Convertible Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series D Convertible Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series D Convertible Preferred Stock is equal to the product of (i) $0.644 multiplied by (ii) 8,540.373 and the initial conversion price is equal to the product of (i) $0.644 multiplied by (ii) 8,540.373, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. During any time the common stock has been trading at below $0.644 per share for any five consecutive trading days, the holder may convert the preferred shares into common stock at an alternative conversion rate equal to the stated value of such Series D Convertible Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series D Convertible Preferred Stock, as of such date of determination, divided by the alternative conversion price. The alternative conversion price shall be 80% of the average of the VWAP prices for the common stock during the five trading days immediately prior to conversion. At no time shall the alternative conversion price be lower than $0.50 per share.

In the event of a liquidation, dissolution or winding up of the Company, each share of Series D Convertible Preferred Stock will be entitled to a per share preferential payment equal to 110% of the stated value of such Series D Convertible Preferred Stock, plus all accrued and unpaid dividends, if any. All shares our capital stock will be junior in rank to Series D Convertible Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company. The holders of Series D Convertible Preferred Stock will be entitled to receive dividends if and when declared by our board of directors. The Series D Convertible Preferred Stock shall participate on an “as converted” basis, with all dividends declared on our common stock. In addition, if we grant, issue or sell any rights to purchase our securities pro rata to all our record holders of our common stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series D Convertible Preferred Stock then held.

We are prohibited from effecting a conversion of the Series D Convertible Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series D Convertible Preferred Stock, which beneficial ownership limitation may be decreased by the holder at its option. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series D Convertible Preferred Stock, but not in excess of the beneficial ownership limitations. The foregoing description of the Series D Certificate of Designations is not complete and is qualified in its entirety by reference to the full text of the Series D Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

Item 8.01.  Other Events.

On November 10, 2016, the Company issued the press release attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock

99.1	Press release issued November 10, 2016

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 10, 2016

TOWERSTREAM CORPORATION

By:	/s/ Philip Urso
Name:	Philip Urso
Title:	Interim Chief Executive Officer